Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-166336) pertaining to the Sensata Technologies Holding plc Second Amended and Restated 2006 Management Option Plan and the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan;
(2)    Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-191999) pertaining to the Sensata Technologies Holding plc First Amended and Restated 2010 Equity Incentive Plan; and
(3)    Registration Statement (Form S-8 No. 333-258224) pertaining to the Sensata Technologies Holding plc 2021 Equity Incentive Plan;
of our reports dated February 13, 2023 (except for notes 3 and 20, as to which the date is February 29, 2024), with respect to the consolidated financial statements and schedules of Sensata Technologies Holding plc, included in this Annual Report (Form 10-K) of Sensata Technologies Holding plc for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 29, 2024